Exhibit 10.26

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the “Agreement”) is entered into and is effective as of February 16, 2015, by and between Colorado Medical Finance Services, LLC (dba Gold Cross Capital LLC) a Colorado limited liability company, located at 127 Kings Road, Palm Beach, FL 33480 (the “Lender”) and Jammin Java Corp. (dba Marley Coffee), a Nevada company, located at 730 Tejon Street, Denver, CO 80211 (the “Borrower”).

A.	The Borrower has requested that the Lender extend to the Borrower a renewable revolving line of credit (the “Line of Credit”) to provide working capital for the Borrower.

B.	To the extent that any amount loaned under the Line of Credit is repaid by the Borrower, such amount may be re-borrowed pursuant to the terms and conditions of this Agreement.

C.	The Lender desires to lend to the Borrower, on a revolving line of credit basis, the amount set forth herein as the Line of Credit Limit, pursuant to the terms and conditions of this Agreement.

Now therefore, in consideration of the premises and the mutual promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree, as follows:

1.	Definitions.

1.1.	Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Advance Date” shall mean the date the Borrower is in receipt of the funds from the Lender in connection with each applicable Advance.

“Advances” means a borrowing under this Agreement and any accrued but unpaid interest charged to the Line of Credit pursuant to Section 2.10 hereof at the end of each fiscal quarter during the terms of the Agreement.

“Debt” means indebtedness or liability for borrowed money.

“First Advance Date” means a date that the Borrower first draws any amount of Advances under the terms of this Agreement.

“Line of Credit Limit” means $500,000.00, which includes any accrued and unpaid interest due on the Line of Credit.

“Loan Interest” means a seventeen and one half percent (17.5%) annual interest rate.

“Maturity Date” means eighteen months from any Advance Date including the First Advance Date.

1.2.
Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with other comprehensive basis of accounting – income tax basis consistent with those applied in the preparation of tax returns and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

Revolving Line of Credit Agreement

2.	Terms of Line of Credit.

2.1.
The Lender agrees to lend to the Borrower from the date hereof amounts, which together with all other outstanding principal amounts issued pursuant to this section do not exceed the Line of Credit Limit. The Borrower agrees to repay all amounts borrowed and advanced in accordance with the terms described herein. The Line of Credit Limit is the maximum amount the Lender may be required to advance to the borrower under this Agreement. The parties hereto specifically acknowledge that as of the date hereof, the Borrower has not received any advances.

2.2.	It is understood that the amount available to the Borrower will vary in accordance with Advances to the Borrower and payments made by the Lender to the Borrower.

2.3.	The Borrower may obtain Advances on the Line of Credit, as follows:

2.3.1.
Line of Credit Note. On each Advance Date, the Borrower shall issue to the Lender an updated promissory note substantially in the form attached hereto as Exhibit A (the “Line of Credit Note”) duly executed on behalf of the Borrower, dated as of the Advance Date and payable to the order of the Lender in the amount of all Advances made by the Lender to the Borrower as of such applicable Advance Date.  Each Line of Credit Note shall automatically replace and supersede any prior Line of Credit Note.  Each Line of Credit Note shall include on an exhibit thereto a summary of all prior Advances made by the Lender to the Borrower and the current outstanding amount of each such Advance (the “Advance Accounting”). Each Advance Accounting shall, in the absence of manifest error, be prima facie evidence of the total Advances outstanding under the Line of Credit Note.

2.3.2.
Borrower may request that Lender make Advances from time to time by giving the Lender prior written notice in the form of U.S. mail or email (each a “Notice”) of its request for an Advance and the amount of the Advance, up to the Line of Credit Limit, at least two (2) Business Days prior to the date of such proposed Advance. Each Notice shall specify: (i) the aggregate principal amount of the Advance, (ii) the date of such requested Advance and (iii) the account where Borrower requests such Advance to be disbursed. The Borrower may not request Advances if as a result thereof, the aggregate amount of all Advances (together with accrued and unpaid interest) would exceed the amount of the Line of Credit Limit.  Lender shall be required to made Advances to Borrower as described in the Notice, to the extent such aggregate Advances will not exceed the Line of Credit Limit.

2.3.3.	All Advances made to the Borrower under this Agreement shall be deposited immediately, but in no event later than the next regular banking day, in the Borrower’s regular banking account.

2.4
Loan Interest. The Borrower shall pay to the Lender interest on the outstanding balance of all Advances obtained under this Line of Credit. The interest rate that the aggregate amount of Advances shall bear Loan Interest and be payable as described below. Interest shall be compounded annually on the basis of a 365-day year and charged on the number of actual days Advances are outstanding.

Revolving Line of Credit Agreement

2.5	Interest Payment Applications. All payments on this Line of Credit shall be applied first in payment of accrued interest and any remainder in payment of principal.

2.6
Principal Pay Downs. The Borrower may make principal payments in excess of the amount then due on this Line of Credit as described below and the Borrower may pre-pay the amount due under the Line of Credit (and accrued and unpaid interest thereon) at any time without penalty. In the event the Borrower determines to pay and pays the entirety of the outstanding principal balance of Advances and the interest which has accrued thereon as of any date prior to the Maturity Date, the Borrower shall be entitled to satisfy such amounts without further cost or fee as a result of such payment.

2.7
Principal Amortization and Interest Payments. Borrower shall make principal amortization payments on the unpaid balance of Advances owed hereunder, based on an eighteen (18) month amortization schedule, beginning on the first day after the First Advance Date, and on each month thereafter. The Surcharge (as defined below) shall either be payable in kind as provided in Section 2.8 below, or shall accrue and be payable in cash on the Maturity Date. If any payment of principal or interest on this Agreement or any Line of Credit Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Colorado or Florida, are authorized or required to be closed for business.

2.8
Payment of Loan Interest.  A total of ten percent (10%) of the Loan Interest accrued and due under this Agreement shall be payable in cash as provided in Section 2.7 above.  A total of seven and one-half percent (7.5%) of the Loan Interest (the “Surcharge”) shall be payable in cash, or at the option of the Lender and with the consent of the Borrower, shall not be payable in cash and shall instead be payable either by a reduction in amounts owed to Borrower by Lender in connection with the sale of coffee or other promotional services from Borrower to Lender, as mutually agreed between the parties;

2.9
Compliance with Borrowing Base.  If at any time during the term of this Agreement, the Borrower obtains knowledge that the total principal amount of all Advances outstanding exceeds the Line of Credit Limit, the Borrower shall immediately reduce the principal amount of the Advance outstanding at that time by an amount equal to the excess.

2.10	Changing the Line of Credit Limit. The Lender and the Borrower can mutually agree to change the Line of Credit Limit, such action to be added to this Agreement as an amendment signed by both parties.

Revolving Line of Credit Agreement

3.
Termination.  The Lender may terminate this Agreement for cause at any time by furnishing the Borrower with a written notice. Termination “for cause” is defined as termination pursuant to Section 5 herein.  The Borrower may terminate this Agreement at any time with or without cause in the event that the total amount of the Advances (as well as any accrued and unpaid interest thereon) has been repaid and/or that no amount is currently outstanding under any Advances.

Notwithstanding anything contained herein to the contrary, this Agreement shall terminate on Maturity Date. Upon termination of this Agreement for any reason, the Borrower shall, simultaneous with the termination of this Agreement, repay all Advances, including interest thereon, outstanding under the Line of Credit.

Option to Renew. The Lender and the Borrower can agree to renew this Agreement upon written notice to the other party at least thirty (30) days prior to the Maturity Date, such action to be added to this Agreement as an amendment signed by both parties.

4.
Maturity.  Notwithstanding any provision herein to the contrary, all outstanding Advances together with accrued and unpaid interest, fees and charges shall mature and be due and payable in full on the Maturity Date.

5.	Events of Default: Remedies.

5.1.	Each of the following events constitutes an Event of Default:

5.1.1.
The Borrower fails to make due and punctual payment of principal or interest on the Line of Credit or any other of its obligations due to the tender or any part thereof, when the same become due and payable, whether at maturity or otherwise;

5.1.2.
if there shall exist final judgments against the Borrower aggregating in excess of Five Hundred Thousand Dollars ($500,000) and if any one of such judgments shall have been outstanding for any period of forty-five (45) days or more from the date of its entry and shall not have been discharged in full or stayed pending appeal; or

5.1.3.
the Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more.

Revolving Line of Credit Agreement

5.2.
Upon the occurrence of any Event of Default, the Lender may declare its commitment to make the Advances under the Line of Credit to be suspended and provide to the Borrower written notice of such default and request that the default be cured within ten (10) days following the date of such notice to the Borrower. Notwithstanding the provisions of Section 4 hereof, in the event such default is not cured within the ten (10) day demand period, then the Lender may terminate this Agreement and, in addition, may:

5.2.1.
Declare the unpaid principal balance, and all interest thereon and all other amounts payable under this Agreement immediately due and payable (in the event of demand hereunder all Surcharges shall be payable in cash).

5.2.2.
Immediately, without expiration of any further period of grace, enforce payment of all obligations of the Borrower to the Lender under this Agreement and under agreements executed in connection herewith and may exercise any and all other remedies granted to the Lender at law, in equity or otherwise.

5.2.3.	Exercise all of the Lender’s rights under the terms of any security agreement, assignment, trust deed, pledge or other lien document executed in connection herewith.

5.3.
The Borrower agrees that after the exercise by the Lender of the remedies specified above, following an Event of Default, the obligations due hereunder shall accrue interest until paid at the rate of twenty percent (20%) per annum or the maximum amount permitted by law, whichever is less (the “Default Rate”).

5.4.
On or after the occurrence of an Event of Default and the notice to the Borrower by the Lender of the Lender’s intention to declare the entire amount of outstanding principal and interest hereunder due and payable, the Borrower agrees to pay all expenses and fees including attorney’s fees and court costs incurred by the Lender in the collection of the obligations and/or incurred in any bankruptcy or insolvency proceeding or in any arbitration proceedings. These expenses shall be due and payable immediately. If the Borrower fails to make the full payment of such fees and expenses within fifteen days following the date of demand therefore, such fees and expenses shall accrue interest until paid at the Default Rate.

6.	Representations of Borrower

6.1.
All financial statements and other information furnished to Lender are true and correct as of the date of the rendition of the statements or the information and there has been no substantial change in the financial position of Borrower since the date such statements were last furnished.

6.2.
There are no suits or proceedings of any kind or nature pending or threatened against Borrower in or before a court, administrative agency except as otherwise set forth in the Borrower’s public filings on the Securities and Exchange Commission’s Edgar database, which can be viewed at http://www.sec.gov/edgar/searchedgar/companysearch.html by searching for Jammin Java Corp.

6.3.	Borrower has the power to execute and deliver this Agreement and each other Loan Document (as defined below) and to borrow funds hereunder.

6.4.
Borrower has all required licenses and permits without unusual restrictions or limitations, to own, operate and lease its properties and to conduct the business in which it is presently engaged, all of which are in full force and effect.

6.5.
The execution and delivery by Borrower of this Agreement, as supplemented and amended from time to time, each Line of Credit Note, and any other agreements required to be executed and delivered by Borrower under the terms of this Agreement, and Borrower’s performance of its obligations under each and all thereof (collectively, the “Loan Documents”), do not and will not conflict with any agreement, indenture, note or other instrument binding upon Borrower.

Revolving Line of Credit Agreement

7.	Miscellaneous.

7.1.
Amendments and Waivers. No Amendment, modification, termination or waiver of any provisions of any agreement to which the Borrower and the Lender are a party shall be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.2.
Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed given two Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient. Either party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient using any other means (including personal delivery, express carrier, telecopy, or telex), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, request, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth at least ten days prior to the effective date of such change in address.

To Borrower:

Attn:  _______________
____________________
Jammin Java Corp.
730 Tejon Street, Denver, CO 80211
Tel:  ________________
Fax:  ________________

To Lender:

Attn:  Stephen  Peters
Peters Mair Wilcox
1755 Blake Street, Suite 240
Denver, CO  80202
Tel:  (303) 393-1704

7.3.
Delay in Enforcement. Lender may delay or waive the enforcement of any of Lender’s rights under this Agreement without losing that right or any other right.  If Lender delays or waives any of its rights, Lender may enforce that right at any time in the future without advance notice.  For example, not terminating the Line of Credit for Borrower’s failure to make timely payments will not be a waiver of Lender’s right to terminate the Line of Credit in the future if Borrower has failed to make timely payments.

7.4.
No Waiver.  No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

Revolving Line of Credit Agreement

7.5.
Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement or document to which the Borrower is a party without the prior written consent of the Lender.

7.6.	Integration. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

7.6.	Integration. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

7.6.
Dispute Resolution.  Any dispute arising out of or relating to this Agreement shall be submitted to voluntary mediation at the Judicial Arbiter Group in Denver, Colorado within 30 days’ written notice of the dispute.  If mediation does not resolve the dispute, the dispute shall proceed with another 30 days’ written notice to binding arbitration at the Judicial Arbiter Group.  In that event, the AAA Commercial Arbitration Rules shall apply to the discovery and hearing of the dispute except that, notwithstanding any AAA Rule, the Federal Rules of Evidence shall determine the admissibility of evidence presented at the arbitration hearing.

7.7.	Waiver and Amendment. Any provision of this Agreement can be amended, waived, modified, discharged or terminated upon the written consent of both the Lender and the Borrower.

7.8.
Severability of Provisions.  Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction will not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and will not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

7.9.
Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

Revolving Line of Credit Agreement

7.10.	Attorney’s Fees. In the event of dispute arising out of this Agreement, the prevailing party is entitled to reasonable costs and attorney’s fees.

7.11
Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any choice or conflict of law provisions or rules (whether of the State of Colorado or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Colorado.

7.12
Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any Addendums hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

In witness whereof, the Lender and Borrower have caused this Agreement to be executed as of the date set forth above.

LENDER	BORROWER

Colorado Medical Finance Services LLC	Jammin Java Corp.

By: /s/ Jim McNamara	By: /s/ Anh Tran
Printed Name: Jim McNamara	Printed Name: Anh Tran
Its: CEO	Its: President

Revolving Line of Credit Agreement

EXHIBIT “A”
REVOLVING CREDIT NOTE

___, 2015

$__________                                                                                                           Denver, Colorado

FOR VALUE RECEIVED, Jammin Java Corp. (“Borrower”) hereby PROMISES TO PAY to the order of Colorado Medical Finance Services LLC.,  (dba Gold Cross Capital LLC)  (“Lender”), at 127 Kings Road., Palm Beach, FL 33480 or at such other place as the Lender  may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of $__________, representing the aggregate amount outstanding pursuant to the Line of Credit Agreement (as hereinafter defined), as of the date hereof, together with interest on the unpaid principal amount of this Line of Credit Note (hereinafter, the “Note”) at the rate or  rates provided in the Loan Agreement.  The Note shall replace and supersede in its entirety any prior Revolving Credit Note.  This Note reflects the prior Advances to the Borrower by the Lender as set forth on Exhibit A hereto.

This Note is issued pursuant to that certain Line of Credit Agreement dated January __, 2015 between Borrower and Lender (the “Loan Agreement”). All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

The amount of the indebtedness evidenced hereby shall be payable as specified in the Loan Agreement.

Upon and after the occurrence of an Event of Default and after the cure period as set forth in the Loan Agreement, all principal of and accrued interest on this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, may be declared, and shall thereafter immediately become, due and payable at the option of the Lender.

Borrower hereby waives demand, presentment, protest and notice of nonpayment and protest.

This Note has been executed, delivered and accepted at Denver, CO and shall be interpreted, governed by and construed in accordance with, the laws of the State of Colorado.

Borrower: Jammin Java Corp.

________________________________
By:

Revolving Line of Credit Agreement

Exhibit A

Date of Advance	Original Amount of Advance ($)	Accrued And Unpaid Interest On Such Advance Through the Date of Execution Below ($)	Amount of Principal Repaid Through The Date of Execution Below (principal payments and prepayments) (described in the notes below) ($)	Less Interest Paid In Cash (described in the notes below) ($)	Less Surcharge Paid (described in the notes below) ($)	Total Amount of Principal and Interest Owed As Of The Date of Execution Below ($)

TOTALS

Notes:

Confirmed and verified:

Jammin Java Corp.
By: _________________
Printed Name:___________________ Title:_______________________ Date:__________________

Revolving Line of Credit Agreement